Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 27, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 27, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Special Meeting and vote in person, please review the requirements in the accompanying proxy statement/prospectus. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. CARDTRONICS, INC. 3250 BRIARPARK DRIVE, SUITE 400 HOUSTON, TEXAS 77042 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E10788-S45594 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CARDTRONICS, INC. For Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! ! ! ! 1. A proposal to adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, by and among Cardtronics Delaware and its newly-formed subsidiaries Cardtronics plc, Cardtronics MergeCo and Cardtronics HoldCo; A proposal to approve the mandatory offer provisions to be included in Cardtronics plc’s articles of association; and 2. 3. A proposal in which stockholders approve any motion to adjourn the Special Meeting to another time or place if necessary or as appropriate to: (i) solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement; (ii) provide to Cardtronics Delaware stockholders any supplement or amendment to the proxy statement/prospectus; or (iii) disseminate any other information that is material to Cardtronics Delaware stockholders voting at the Special Meeting. NOTE: In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournments or postponements thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 28, 2016: The Notice of Special Meeting and Proxy Statement/Prospectus are available at www.proxyvote.com. E10789-S45594 CARDTRONICS, INC. SPECIAL MEETING OF STOCKHOLDERS Tuesday, June 28, 2016, 5:00 p.m. Central Daylight Time This proxy is solicited by the Board of Directors The undersigned hereby revokes all prior proxies and appoints Michael E. Keller and Edward H. West, and each of them, as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Cardtronics, Inc., which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, June 28, 2016 at 5:00 p.m. Central Daylight Time, at Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042, or any postponements or adjournments thereof, on any matter properly coming before the meeting, with all the powers the undersigned would possess if personally present. This proxy, when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: